Exhibit 99.1
FOR IMMEDIATE RELEASE

CONTACT:	Investor Relations
John Eldridge
(206) 272-6571
j.eldridge@f5.com

Public Relations
Alane Moran
(206) 272-6850
a.moran@f5.com
F5 Networks Announces Results for Second Quarter of Fiscal 2011
SEATTLE, WA—April 20, 2011— For the second quarter of fiscal 2011, F5 Networks, Inc. (NASDAQ: FFIV) announced revenue of $277.6 million, up 3.2 percent from $268.9 million in the prior quarter and 34.7 percent from $206.1 million in the second quarter of fiscal 2010.
GAAP net income was $55.6 million ($0.68 per diluted share), compared to $55.7 million ($0.68 per diluted share) in the prior quarter and $33.1 million ($0.41 per diluted share) in the second quarter a year ago.
Excluding the impact of stock-based compensation net of tax, non-GAAP net income was $71.5 million ($0.88 per diluted share), compared to $72.2 million ($0.88 per diluted share) in the prior quarter and $45.2 million ($0.56 per diluted share) in the second quarter of fiscal 2010.
“F5’s solid sequential and year-over-year revenue growth in the second quarter was driven by continuing strength in the Americas and APAC,” said John McAdam, president and chief executive officer. Revenue from the Americas grew 4 percent from the prior quarter and 38 percent from the second quarter of fiscal 2010. APAC revenue increased 10 percent from the prior quarter and 68 percent year-over-year. Japan revenue was down 6 percent sequentially and flat with revenue in the second quarter of last year. In EMEA, revenue grew 22 percent year-over-year but was essentially flat with the prior quarter.
“Overall revenue growth and stable gross margins enabled us to add 125 employees in the second quarter and maintain our non-GAAP operating margin at just under 38 percent,” McAdam said.
During the quarter F5 generated $91 million in cash from operations, and after repurchasing 404,933 shares of our outstanding common stock the company ended the quarter with $997 million in cash and investments.

For the current quarter, ending June 30, management has set a revenue goal of $287 million to $292 million with a GAAP earnings target of $0.69 to $0.71 per diluted share. Excluding stock-based compensation expense, the company’s non-GAAP earnings target is $0.89 to $0.91 per diluted share.
A reconciliation of the company’s expected GAAP and non-GAAP earnings is provided in the following table:

	Three months ended
	June 30, 2011
Reconciliation of Expected Non-GAAP Third Quarter Earnings	Low	High

Net income	$56.4	$58.2
Stock-based compensation expense, net of tax	$16.4	$16.4

Non-GAAP net income excluding stock-based compensation expense	$72.8	$74.6

Net income per share — diluted	$0.69	$0.71

Non-GAAP net income per share — diluted	$0.89	$0.91

About F5 Networks
F5 Networks is the global leader in Application Delivery Networking (ADN), focused on ensuring the secure, reliable, and fast delivery of applications. F5’s flexible architectural framework enables community-driven innovation that helps organizations enhance IT agility and dynamically deliver services that generate true business value. F5’s vision of unified application and data delivery offers customers an unprecedented level of choice in how they deploy ADN solutions. It redefines the management of application, server, storage, and network resources, streamlining application delivery and reducing costs. Global enterprise organizations, service and cloud providers, and Web 2.0 content providers trust F5 to keep their business moving forward. For more information, go to www.f5.com.
You can also follow @f5networks on Twitter or visit us on Facebook for more information about F5, its partners, and technology. For a complete listing of F5 community sites, please visit www.f5.com/news-press-events/web-media/community.html.
Forward Looking Statements
Statements in this press release concerning the continuing strength of F5’s business, sequential growth, the target revenue and earnings range, share amount and share price assumptions, demand for application delivery networking and storage virtualization products and other statements that are not historical facts are forward-looking statements. Such forward-looking statements involve risks and uncertainties, as well as assumptions and other factors that, if they do not fully materialize or prove correct, could cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: customer acceptance of our new traffic management, security, application delivery, WAN optimization and storage virtualization offerings; the timely development, introduction and acceptance of additional new products and features by F5 or its competitors; competitive pricing pressures; increased sales discounts; uncertain global economic conditions which may result in reduced customer demand for our products and services and changes in customer payment patterns; F5’s ability to sustain, develop and effectively utilize distribution relationships; F5’s ability to attract, train and retain qualified product development, marketing, sales, professional services and customer support personnel; F5’s ability to expand in international markets; the unpredictability of F5’s sales cycle; the share repurchase program; future prices of F5’s common stock; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. All forward-looking statements in this press release are based on information available as of the date hereof and qualified in their entirety by this cautionary statement. F5 assumes no obligation to revise or update these forward-looking statements.
GAAP to non-GAAP Reconciliation
F5’s management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenues of its products, services operations and certain costs of those operations, such as cost of revenues, research and development, sales and marketing and general and administrative expenses. One such measure is net income excluding stock-based compensation, which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. This measure consists of GAAP net income excluding, as applicable, stock-based compensation. Net income excluding stock-based compensation (non-GAAP) is adjusted by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability. Stock-based compensation is a non-cash expense that F5 has accounted for since July 1, 2005 in accordance with the fair value recognition provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 Compensation — Stock Compensation (“FASB ASC Topic 718”).
Management believes that net income excluding stock-based compensation (non-GAAP) provides useful supplemental information to management and investors regarding the performance of the company’s business operations and facilitates comparisons to the company’s historical operating results. Although F5’s management finds this non-GAAP measure to be useful in evaluating the performance of the business, management’s reliance on this measure is limited because items excluded from such measures could have a material effect on F5’s earnings and earnings per share calculated in accordance with GAAP. Therefore, F5’s management will use its non-GAAP earnings and earnings per share measures, in conjunction with GAAP earnings and earnings per share measures, to address these limitations when evaluating the performance of the company’s business. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP.
F5 believes that presenting its non-GAAP measure of earnings and earnings per share provides investors with an additional tool for evaluating the performance of the company’s business and which management uses in its own evaluation of the company’s performance. Investors are encouraged to look at GAAP results as the best measure of financial performance. For example, stock-based compensation is an obligation of the company that should be considered and each line item is important to financial performance generally. However, while the GAAP results are more complete, the company provides investors this supplemental measure since, with reconciliation to GAAP, it may provide additional insight into its operational performance and financial results.
# # #

F5 Networks, Inc.
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	March 31,	September 30,
	2011	2010
Assets
Current assets
Cash and cash equivalents	$206,215	$168,754
Short-term investments	269,041	259,742
Accounts receivable, net of allowances of $2,652 and $4,319	142,903	112,132
Inventories	18,154	18,815
Deferred tax assets	8,759	8,767
Other current assets	45,767	37,745

Total current assets	690,839	605,955

Property and equipment, net	37,533	34,157
Long-term investments	521,920	433,570
Deferred tax assets	39,608	37,864
Goodwill	234,700	234,700
Other assets, net	13,923	15,946

Total assets	$1,538,523	$1,362,192

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$30,827	$21,180
Accrued liabilities	63,101	61,768
Deferred revenue	248,157	204,137

Total current liabilities	342,085	287,085

Other long-term liabilities	18,952	16,153
Deferred revenue, long-term	65,183	55,256

Total long-term liabilities	84,135	71,409

Commitments and contingencies

Shareholders’ equity
Preferred stock, no par value; 10,000 shares authorized, no shares outstanding	—	—
Common stock, no par value; 200,000 shares authorized 80,709 and 80,355 shares issued and outstanding	515,973	517,215
Accumulated other comprehensive loss	(4,632)	(3,241)
Retained earnings	600,962	489,724

Total shareholders’ equity	1,112,303	1,003,698

Total liabilities and shareholders’ equity	$1,538,523	$1,362,192

F5 Networks, Inc.
Condensed Consolidated Statements of Operations
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2011	2010	2011	2010
Net revenues
Products	$173,710	$129,559	$345,202	$248,777
Services	103,862	76,509	201,304	148,447

Total	277,572	206,068	546,506	397,224

Cost of net revenues (1)
Products	31,423	27,419	63,037	53,461
Services	19,250	13,997	36,599	27,084

Total	50,673	41,416	99,636	80,545

Gross Profit	226,899	164,652	446,870	316,679

Operating expenses (1)
Sales and marketing	89,332	69,644	176,157	135,286
Research and development	34,507	29,134	67,113	55,854
General and administrative	19,846	16,016	40,530	31,969

Total	143,685	114,794	283,800	223,109

Income from operations	83,214	49,858	163,070	93,570
Other income, net	1,568	2,291	4,113	3,996

Income before income taxes	84,782	52,149	167,183	97,566
Provision for income taxes (1)	29,207	19,005	55,945	35,143

Net Income	$55,575	$33,144	$111,238	$62,423

Net income per share — basic	$0.69	$0.42	$1.38	$0.79

Weighted average shares — basic	80,809	79,394	80,726	79,147

Net income per share — diluted	$0.68	$0.41	$1.36	$0.77

Weighted average shares — diluted	81,622	80,737	81,670	80,630

Non-GAAP Financial Measures

Net income as reported	$55,575	$33,144	$111,238	$62,423
Stock-based compensation expense, net of tax (2)	15,912	12,038	32,448	24,168

Net income excluding stock-based compensation (non-GAAP)	$71,487	$45,182	$143,686	$86,591

Net income per share excluding stock-based compensation (non-GAAP) — diluted	$0.88	$0.56	$1.76	$1.07

Weighted average shares — diluted	81,622	80,737	81,670	80,630

(1) Includes stock-based compensation as follows:
Cost of net revenues	$2,167	$1,685	$4,395	$3,284
Sales and marketing	8,359	6,377	17,092	13,094
Research and development	5,589	4,579	11,477	9,448
General and administrative	5,651	3,880	11,742	7,759
Tax effect of stock-based compensation	(5,854)	(4,483)	(12,258)	(9,417)

	$15,912	$12,038	$32,448	$24,168

(2)	Stock-based compensation is accounted for in accordance with the fair value recognition provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation — Stock Compensation (“FASB ASC Topic 718”)

F5 Networks, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Six Months Ended
	March 31,
	2011	2010
Operating activities
Net income	$111,238	$62,423
Adjustments to reconcile net income to net cash provided by operating activities:
Realized gain on disposition of assets and investments	(182)	(13)
Stock-based compensation	44,706	33,585
Provisions for doubtful accounts and sales returns	(14)	1,257
Depreciation and amortization	10,536	12,088
Deferred income taxes	(1,080)	5,340
Loss on auction rate securities put option	—	19
Gain on trading auction rate securities	—	(19)
Changes in operating assets and liabilities, net of amounts acquired:
Accounts receivable	(30,757)	16,331
Inventories	661	(2,653)
Other current assets	(7,798)	(4,481)
Other assets	(140)	(2,038)
Accounts payable and accrued liabilities	13,253	(13,283)
Deferred revenue	53,945	43,356

Net cash provided by operating activities	194,368	151,912

Investing activities
Purchases of investments	(441,160)	(331,410)
Sales and maturities of investments	342,207	230,595
Investment of restricted cash	38	(22)
Acquisition of intangible assets	(80)	—
Purchases of property and equipment	(11,704)	(6,840)

Net cash used in investing activities	(110,699)	(107,677)

Financing activities
Excess tax benefits from stock-based compensation	16,286	9,700
Proceeds from the exercise of stock options and purchases of stock under employee stock purchase plan	9,218	19,149
Repurchase of common stock	(71,526)	(35,000)

Net cash used in financing activities	(46,022)	(6,151)

Net increase in cash and cash equivalents	37,647	38,084
Effect of exchange rate changes on cash and cash equivalents	(186)	(397)
Cash and cash equivalents, beginning of period	168,754	110,837

Cash and cash equivalents, end of period	$206,215	$148,524